                                                          EXHIBIT 15



To   U.S. HOME CORPORATION:


We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements Nos. 33-64712 and 33-52993 its Form 10-Q for the quarter ended March 31, 1994, which includes our report
dated   April  28, 1994  covering  the  unaudited  interim  financial
information  contained  therein.  Pursuant   to  Regulation C  of the
Securities Act of 1933, that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                 /s/  Arthur Andersen and Co.
                                 ARTHUR ANDERSEN & CO.



Houston, Texas
May 2, 1994